[Letterhead of Branden T. Burningham]


June 13, 2000

Steven K. Hansen, President
World Internetworks, Inc.
418 South Commerce Road
Orem, Utah 84058


Re: Opinion letter, dated March 29, 2000, regarding shares of common stock of World Internetworks, Inc., a Nevada corporation (the "Company")


Dear Mr. Hansen:

     I hereby consent to being named in the Prospectus included in the Company's First Amended Registration Statement on Form SB-2 as having rendered the above-referenced opinion and as having represented the Company in connection with such Registration Statement.

                                                  Sincerely yours,

                                                  /s/ Branden T. Burningham

                                                  Branden T. Burningham